UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 19, 2005

BIOSITE INCORPORATED

(Exact name of registrant as specified in charter)

Delaware	000-21873	33-0288606
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9975 Summers Ridge Road
San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 805-2000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On October 19, 2005, we entered into an agreement with Fisher HealthCare (“Fisher”), a unit of Fisher Scientific International Inc., pursuant to which we renewed our distribution relationship with Fisher, effective January 1, 2006. We previously entered into a distribution agreement with Fisher that expires on December 31, 2005.

A copy of the press release announcing the renewal of our distribution relationship with Fisher is attached to this Form 8-K as Exhibit 99.1 and is hereby incorporated by reference into this Item 1.01.

Item 2.02                                             Results of Operations and Financial Condition.

On October 25, 2005, we issued a press release announcing our financial results for the third quarter ended September 30, 2005.  A copy of the press release is attached to this Form 8-K as Exhibit 99.2.

The information in Item 2.02 of this Form 8-K and Exhibit 99.2 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information in Item 2.02 of this Form 8-K and Exhibit 99.2 shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSITE INCORPORATED

Date: October 25, 2005	By:	/s/ CHRISTOPHER J. TWOMEY
Christopher J. Twomey
Senior Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release of Biosite Incorporated dated October 25, 2005.

99.2	Press release of Biosite Incorporated dated October 25, 2005.